Exhibit 99.1

SPWR to Acquire Sunder Energy to Gain U.S. No. 5 Spot

Forecasts Record Revenue and Operating Income

OREM, Utah (September 22, 2025) – SunPower (formerly d/b/a Complete Solaria, Inc.; herein “SunPower,” the “Company” or Nasdaq: “SPWR”) – a solar technology, services, and installation company – today announced that it has agreed to acquire Sunder Energy, based in South Jordan, Utah, the No. 11 U.S. solar company by installed megawatts as reported by Ohm Analytics. The transaction is scheduled to close this week subject to customary closing conditions. Management will host a call today at 11am PT / 2pm ET to discuss the merger. Interested parties may access the webcast by registering via the link here or by visiting the Events page found within the IR section of the company website: https://investors.sunpower.com/news-events/events.

Sunder Energy is forecasting 2025 revenue of about $74 million on 46 megawatts (MWs) of solar sales contracts installed by its customers, who are in the engineering, procurement and construction (EPC) business. Those companies in turn are expected to generate about another $173 million in downstream EPC revenue. SunPower currently believes that Sunder’s 46 MWs could generate as much as $247 million in total revenue for SunPower, which is both a sales and an EPC company, as compared to SunPower’s estimated 2025 total revenue of about $300 million. Practically, however, SunPower expects to capture all of the sales revenue starting at the close and then about half of the potential EPC revenue over time, as SunPower expands its coverage from 22 to 45 states (map on page 3).

The Sunder acquisition is expected to add approximately $74 million ($18.5 million/qtr) to SunPower’s sales revenue starting in Q4’25 and, in addition, $86.5 million ($21.6 million/qtr) in EPC sales, ramping up over the next 12 months (see the operating profit graph on page 3). The cost of the acquisition is $40 million in cash plus 10 million shares of common stock, subject to SunPower stockholder approval. The funding to close the deal was raised in a private offering of convertible debentures managed by Cantor Fitzgerald, acting as placement agent, and funded largely by the investors who supported the SunPower asset purchases.

SunPower CEO T.J. Rodgers said, “We have been working on Sunder as our top acquisition priority for exactly six months and seven days, ever since I met with their President, Eric Nielsen, in Mexico on my birthday to get to know him and Sunder better. The recent IRS announcement that the ITC subsidy would remain in place for residential systems funded by third party ownership (TPO) means that Sunder, whose order base is 93% TPO, is currently expected to continue business as usual. SunPower will help Sunder capture part of its own EPC downstream revenue. Conversely, SunPower will benefit from the new Sunder TPO-based orders that will become a new engine of growth. It’s a win-win deal.”

Eric Nielsen said, “Our track record of driving high-volume, high-quality solar sales broadly across the United States pairs well with SunPower’s premium brand and proven leadership team. We believe this marriage will put the company in a leadership position in a rapidly changing industry, and we couldn’t be more excited about our future in the combined company.”

Rodgers continued, “Despite the SEIA industry forecast that the U.S. residential solar industry will install nine gigawatts (about $27 billion) in 2025 and 2026 combined, the industry is now consolidating, giving publicly traded companies like SPWR an opportunity to join with leading private sales companies like Sunder – not to cash the founders out, but to create bigger and more durable companies for both partners.

Rodgers continued, “The merger will double the number of states we sell in from 22 to 45; multiply our presence in the key solar states of California, Texas and Florida; bring to us three sales executive stars along with their state-of-the-art “front-end” sales software and methods; double our 1099 salesforce headcount from 841 to 1,734; and provide added revenue from an estimated 5,500 new solar contracts per year expected to have an average selling price of $40,000 per installation, 14% above our current average.

Rodgers concluded, “The tangible benefits of the acquisition will show up in our revenue in two tranches: in sales immediately and in EPC ratably over 2026. In Q3’25 and Q4’25 we expect to have our third and fourth consecutive quarters of operating profit after four years of old-SunPower losses, and we also expect to set post-acquisition revenue and profit records in Q4’25, the first quarter after the merger. We are currently redoing our 2026 plan to account for the acquisition and will share our outlook soon.”

22 States – 841 sales reps	45 States – 1,734 sales reps

SunPower used tight cost-cutting to remain profitable when
the ITC news dropped revenue dramatically in Q2’25.
The company plans to complete its first full year of operating income profitability in Q4’25.

About SunPower

SunPower (Nasdaq: SPWR) is a leading residential solar services provider in North America. The Company’s digital platform and installation services support energy needs for customers wishing to make the transition to a more energy-efficient lifestyle. For more information visit www.us.sunpower.com.

About Sunder Energy

Sunder Energy is the nation’s leading independent solar sales company, committed to giving people the power to change the future. Sunder helps homeowners take control of their energy bills, produce their own clean power, and break free from traditional utility models in America. For more information visit www.sunderenergy.com.

Non-GAAP Financial Measures

In addition to providing financial information based on generally accepted accounting principles in the United States of America (“GAAP”), this press release includes additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). Management believes the non-GAAP financial measures, in addition to GAAP financial measures, are useful measures of operating performance for SunPower (as well as the combined business with Sunder) because the non-GAAP financial measure does not include the impact of items that management does not consider indicative of SunPower’s operating performance, including as a result of the acquisition of Sunder, such as amortization of goodwill and expensing employee stock options in addition to accounting for their dilutive effect, which facilitates the analysis of SunPower’s core operating results across reporting periods. The non-GAAP financial measures do not replace the presentation of SunPower’s GAAP financial results and should only be used as a supplement to, not as a substitute for, SunPower’s financial results presented in accordance with GAAP. Descriptions of and reconciliations of the non-GAAP financial measures used in this press release are included elsewhere in this press release. We encourage investors to carefully consider our projected operating results under GAAP, as well as our non-GAAP information and the reconciliations between these presentations, to more fully understand our business. Non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about SunPower, the Sunder acquisition, the expected financial and other benefits of the Sunder Acquisition and SunPower’s and Sunder’s industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or SunPower’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “expected to,” “focus,” “forecast,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “could,” “forecast,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this press release include, without limitation, the expectation that the Sunder acquisition will close during the week of September 22, 2025, the 2025 revenue forecast for Sunder, the forecast that 46 MWs of solar business contracts will be installed for contracts sold by Sunder to its customers in the EPC business, anticipated downstream EPC revenues, the SunPower revenue anticipated to be generated by Sunder’s 46 MWs of solar business contracts, that SunPower will capture all of the sales revenue from Sunder immediately and then about half of the potential EPC revenue, that EPC revenue will ramp up during 2026, that SunPower will expand its business from 22 to 45 states, the anticipated amount of revenue that the Sunder acquisition will add to SunPower’s revenue, the expected ramp in SunPower’s EPC annual revenue to half of the theoretical maximum, the impacts of the ITC subsidy, that Sunder can continue as usual regardless of changes in the ITC subsidy, that new Sunder TPO-based orders will become SunPower’s growth engine, that the Sunder acquisition is a win-win deal, other anticipated benefits of the Sunder acquisition, expectations that the U.S. solar industry will grow by $32.6 billion in 2025, expectations and trends relating to the consolidation of the solar industry, and potential benefits of that consolidation for SunPower to create bigger and more durable companies, that Sunder will contribute state of the art sales software and methods to SunPower, that the Sunder acquisition will provided added revenue from 5,500 new solar contracts per year ad the average selling prices per installations of those contracts, that the tangible benefits of the acquisition will show up immediately in sales and in EPC over 2026, expectations regarding Q3’25 and Q4’25 operating profit, and the expectation that post-acquisition revenue and profit records will be achieved in Q4’25.

Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, risks associated with the timing of the closing of the Sunder acquisition, including the risks that a condition to closing would not be satisfied or that the proposed acquisition will not occur, the outcome of legal proceedings that could be instituted against the parties to the Sunder Acquisition, unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the Sunder acquisition, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, SunPower’s ability to retain Sunder’s key employees and service providers following the closing of the acquisition, risks associated with the integration of the Sunder business with SunPower, and other risks and uncertainties applicable to our business. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results, impact the anticipated benefits of the Sunder acquisition, or cause actual results to differ from the results predicted, readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 30, 2025, our quarterly reports on Form 10-Q filed with the SEC on May 19, 2025 and August 13, 2025, and other documents that we have filed with, or will file with, the SEC. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Complete Solar assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Preliminary Unaudited Financial Results

The potential financial impacts and anticipated financial results to SunPower resulting from the Sunder acquisition set forth in this press release are unaudited and preliminary and are subject to further accounting procedures and, if applicable, external audit by our independent registered accounting firm. As a result, the financial results presented in this press release may change in connection with the financial statements required to be prepared for SunPower and Sunder and may not represent the actual financial results for any quarter or full year discussed in this press release. In addition, the information in this press release is not a comprehensive statement of our financial results for Q3’25, Q4’25, FY’25 or any period in 2026, should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of our results for any future period.

Company Contacts:

Jeanne Nguyen	Sioban Hickie
CFO	VP Investor Relations
jeanne.nguyen@sunpower.com	IR@sunpower.com
(801) 477-5847

Source: SunPower